                                                                   EXHIBIT 10.25


                                 LEASE AGREEMENT


         THIS LEASE, made and entered into this 1st day of May, 1999, by and between G&R, INC., a Georgia corporation ("Landlord"), and MALG, INC., a Georgia corporation d/b/a K&G Ladies ("Tenant").

         1. Demised Premises. Landlord hereby leases to Tenant the building and improvements located at 1777 Ellsworth Industrial Boulevard, Atlanta, Georgia 30318 (the "Demised Premises"), which Demised Premises are more particularly depicted on Exhibit "A" attached hereto and by this reference made a part hereof. This Lease and the Demised Premises are subject to all easements, restrictions, covenants and conditions of record, and to all building and zoning ordinances and regulations and other local jurisdictional regulations.

         2. Term. The term of this Lease (the "Term") shall commence on the date set forth at the beginning of this Lease (the "Commencement Date"), and terminate on April 30, 2004. Each lease year (a "Lease Year") during the Term and, as applicable, the "Extended Term" (as such term is defined herein) shall begin, as applicable, on the Commencement Date or the anniversary date of the Commencement Date, and shall end on the day immediately prior to the next anniversary date of the Commencement Date. Tenant shall have the option to extend this Lease for an additional period of five (5) years (the "Extended Term") by providing written notice of its intention to extend to Landlord not later than ninety (90) days prior to the expiration of the Term. In the event that Tenant elects to extend this Lease, all of the provisions hereof shall remain in full force and effect during the course of the Extended Term.

         3. Rent. All rent due hereunder shall be payable at the office of the Landlord at 1225 Chattahoochee Avenue, N.W., Atlanta, Georgia 30318, or such other address as Landlord may hereafter designate in writing. Tenant shall pay all rent when due without any right to abatement, offset, deduction, notice or demand. Rent due hereunder shall consist of the following:

                  (a) Annual base rent ("Base Rent'), which for the first Lease Year shall be Seventy-Two Thousand and No/100 Dollars ($72,000.00), and shall thereafter be adjusted as set forth below. Annual Base Rent shall be payable in advance in equal monthly installments on the first day of each month during the Term and, as applicable, the Extended Term. Base Rent for any fraction of any month during the Term and, as applicable, the Extended Term, shall be prorated according to the number of days that the Lease is in effect for such month.

                           (i) On each anniversary of the Commencement Date
during the Term and, as applicable, the Extended Term, annual Base Rent shall be adjusted by multiplying (i) the annual Base Rent for the preceding Lease Year by
(ii) the percentage change of the "CPI" (as that term is herein defined) for the eleventh month of the preceding Lease Year from the CPI for the first month of the preceding Lease Year, plus one hundred percent (100%). An example of how to determine the change in the annual Base Rent is set forth below. In no event shall the annual Base Rent during any Lease Year be less than the annual Base Rent required to be paid during the first or preceding Lease Year of the Term, whichever is higher. The monthly installments of the annual Base Rent due hereunder shall be adjusted accordingly.

                           (ii) For the purposes hereof, the term "CPI" shall
mean the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items, 1982-84=100, which is published by the United States Bureau of Labor Statistics.

                           (iii) Example of adjustment of annual Base Rent based
upon CPI:

                               Index Point Change
                               ------------------

                  CPI for eleventh month of preceding Lease Year                                               118.5
                  Less CPI for first month of preceding Lease Year                                             113.8
                  Equals Index Point Change                                                                      4.7



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

                                Percentage Change
                                -----------------

                  Index Point Change                                                                             4.7
                  Divided by CPI for first month of preceding Lease Year                                       113.8
                  Equals percentage of change in CPI                                                           0.041

                                Annual Base Rent
                                ----------------

                  Annual Base Rent for preceding Lease Year                                                  $100.00
                  Multiplied by percentage of change in CPI plus one                                           1.041
                  Equals annual Base Rent for the current Lease Year                                         $104.10

                  (b) Percentage Rent ("Percentage Rent"), if any, shall be payable in an amount equal to (i) one percent (1%) of the amount, if any, by which "Gross Sales" for each Lease Year exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). For purposes hereof, "Gross Sales" shall mean the gross amount charged for all sales or services made from the Demised Premises by Tenant, for cash or credit, paid or unpaid, less any sales taxes, and shall include, without limitation, gross rents or other amounts received by Tenant from any other revenue sources at the Demised Premises approved in writing in advance by Landlord, such as vending machines. Percentage Rent shall be paid on or before the sixtieth (60th) day following the end of each Lease Year. Tenant shall provide Landlord with a copy of Tenant's statement of Gross Sales for the preceding Lease Year with Tenant's payment of Percentage Rent.

                  (c) In addition to the Base Rent and Percentage Rent, Tenant agrees to pay as additional rent ("Additional Rent", and together with Base Rent and Percentage Rent, "Rent"), all other sums of money required to be paid by Tenant hereunder.

         4. Late Charges. In the event any installment of Rent due hereunder is not received by Landlord on its respective due date, there shall be an automatic late charge due Landlord from the Tenant along with such delinquent installment in the amount of five percent (5%) of the amount of the delinquent installment. The parties acknowledge and agree that such late charges are not penalties, but rather are charges attributable to administrative and collection costs arising out of such delinquency. In addition to such late charge, in the event Landlord does not receive any installment of Rent within five (5) days of the date when due hereunder, interest at the rate of eighteen percent (18%) per annum shall be due and payable with respect to such delinquent installment of Rent from the due date thereof until Landlord receives such payment.

         5. Use of Demised Premises. Tenant shall use the Demised Premises, subject to the conditions contained herein, for no purpose or business other than that of a retail clothing outlet.

         6. Licenses and Permits. Tenant shall, at its sole cost and expense, obtain and maintain all licenses and permits required by any public authority for the contemplated use of the Demised Premises.

         7. Maintenance. During the Term and, as applicable, the Extended Term, Tenant shall, at its sole cost and expense, make all necessary repairs to the Demised Premises, interior and exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforeseen. Whenever used in this paragraph, the term "repairs" shall include all necessary replacements, renewals, alterations, additions, betterments and any such work required to conform with the provisions of this Lease or any work required by any order of any governmental agency. Tenant shall maintain all portions of the Demised Premises in a clean and orderly condition, free of dirt, rubbish and obstructions.

         8. Taxes. During the Term and, as applicable, the Extended Term, Tenant shall pay within thirty (30) days of its receipt of a bill from Landlord, all ad valorem taxes, assessments, water and sewer rents, rates and charges, transit taxes, excises, levies, license and permit fees and any other governmental charges and costs of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that may become a lien on or be assessed, levied, confirmed, imposed upon, or become due and payable or grow out of or with respect to the Demised Premises or any part thereof.



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

         9. Insurance. Tenant, at its own expense, shall throughout the Term and, as applicable, the Extended Term, carry the following insurance coverage:

                  (a) Public liability insurance covering any and all claims for injuries to persons or damage to property occurring in or about the Demised Premises, including all damage from signs, glass, awnings, fixtures or other appurtenances in or about the Demised Premises, with a minimum limit of not less than One Million Dollars ($1,000,000.00) per occurrence. The policy shall name Landlord, or any other party in interest reasonably designated by Landlord, as an additional named insured. The policy shall contain a clause providing for thirty (30) days written notice to Landlord of cancellation, material change in the policy or intent upon the part of the insurer not to renew. At Landlord's request, a copy of the certificate of the insurer certifying to the issuance thereof shall be delivered to Landlord. The insurance contemplated herein shall be issued by a company that is authorized to engage in the business of general liability insurance in the State of Georgia and has been approved in advance by Landlord.

                  (b) Fire and extended coverage insurance covering the Demised Premises against (i) loss or damage by fire, lighting, vandalism, malicious mischief and flood (if the Demised Premises are in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development), (ii) such other hazards as are presently included in so-called "all risk" replacement cost insurance, and (iii) any other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location. The amount of such insurance shall not be less than the full replacement cost of the building and improvements located on the Demised Premises without deduction for depreciation. At Landlord's request, a copy of the paid-up policy evidencing such insurance or a certificate of the insurer certifying to the issuance thereof shall be delivered to Landlord. The insurance policy contemplated herein shall (i) be issued by a company which is authorized to engage in the business of casualty insurance in the State of Georgia and has been approved in advance by Landlord, (ii) name Landlord as the insured, and contain a clause providing for thirty (30) days written notice to Landlord of cancellation, material change in the policy or intent upon the part of the insurer not to renew.

         10. Utilities. During the Term of this Lease and, as applicable, the Extended Term, Tenant shall pay, when due, all costs, charges and deposits related to the hook-up, furnishing, consumption, maintenance and installation of water, water pressure, gas, electricity, fuel, light, heat, power, telephone, sewage service, trash removal, sanitary charges and assessments, security protection, or any other utilities or services (hereinafter collectively called the "Utilities") attributable to or rendered with respect to the Demised Premises. Landlord shall have no liability to Tenant or any other party for any inadequacy, cessation or interruption of any of the Utilities.

         11. Casualty. If the Demised Premises or any portion thereof are damaged or destroyed by fire, flood, tornado or other casualty, Landlord shall, within thirty (30) days of such casualty, notify Tenant whether Landlord will repair such damage. If Landlord notifies Tenant that Landlord will not repair such damage, then either Landlord or Tenant may terminate this Lease upon written notice to the other within thirty (30) days of Tenant's receipt of such notice. In the event Landlord notifies Tenant that such damage will be repaired by Landlord, this Lease shall remain in full force and effect, Rent shall be abated to the extent the Demised Premises are untenantable and Tenant shall repair or replace all trade fixtures, furniture and equipment in the Demised Premises which are damaged by such casualty.

         12. Condemnation. If all or any part of the Demised Premises shall be taken or damaged by the exercise of the power of eminent domain, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, and all right of Tenant to such damages, if any, are hereby assigned by Tenant to Landlord. In the event such taking renders the balance of the Demised Premises untenantable, Rent shall be abated to the extent the Demised Premises are untenantable until the Demised Premises are restored by Landlord; provided, however, that in the event Landlord elects not to restore the Demised Premises, either party may terminate this Lease by providing written notice of such termination to the other party within thirty (30) days of the effective date of the taking.

         13. Quiet Enjoyment. Landlord agrees that Tenant, upon performing and observing all of the terms and conditions of this Lease to be performed and observed by Tenant, shall peacefully and quietly have, hold and enjoy the Demised Premises and the appurtenances thereto throughout the Term and, as applicable, the Extended Term, without hindrance, ejection or molestation by Landlord or otherwise.



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

         14. Party Relationship. Nothing contained in this Lease shall be deemed or construed to create a partnership, joint venture or relationship of principal and agent between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party, it being the intention of the parties that the only relationship hereunder is solely that of landlord and tenant.

         15. Default.

                  (a) If any one or more of the following events occur, said events shall hereby be classified as a "Default":

                           (i) If Tenant shall make an assignment for the
benefit of creditors or file a petition in any federal or state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

                           (ii) If any petition filed under federal or state law
against Tenant in any bankruptcy, reorganization, or insolvency proceedings shall not be dismissed or vacated within sixty (60) days after such petition is filed.

                           (iii) If a receiver or trustee shall be appointed
under federal or state law for Tenant, or any guarantor of Tenant's obligations hereunder, for all or any portion of the property of either of them, and such receivership or trusteeship shall not be set aside within sixty (60) days after such appointment.

                           (iv) If Tenant fails to pay any installment of Rent
when same shall become due and payable.

                           (v) If Tenant shall fail to perform or observe any
non-monetary term, condition, covenant, agreement, or obligation of this Lease, and such failure continues for thirty (30) days after written notice from Landlord; provided, however, that in the event such Default cannot reasonably be cured within such thirty (30) day period, then Tenant shall be afforded a reasonable period of time to effect such cure, so long as Tenant is diligently pursuing same.

                  (b) Upon the happening of any one or more of the aforementioned Defaults, Landlord shall have the right, in addition to any other rights and remedies, to terminate this Lease upon written notice to Tenant. Upon Landlord's delivery of such notice to Tenant, this Lease shall cease and expire, and Tenant shall surrender the Demised Premises to Landlord. Notwithstanding such termination, Tenant's liability and obligation under all provisions of this Lease, including the obligation to pay Rent and any and all other amounts due hereunder shall survive and continue. In addition, in the event of Tenant's Default under this Lease, Landlord may, by notice to Tenant, accelerate the monthly installments of Rent due hereunder for the remaining portion of the Term or, as applicable, the Extended Term, in which event such amount, together with any sums then in arrears, shall immediately be due and payable to Landlord discounted to present value using the prime rate of interest announced by SunTrust Bank, Atlanta, Georgia, as of the date of such Default. Tenant hereby expressly agrees that its occupation of the Demised Premises after Default constitutes unlawful detainer as is defined by the law in force in the jurisdiction in which the Demised Premises are located. For purposes of calculating the amount of Percentage Rent due in accordance with this subparagraph (b), the Gross Sales for the year immediately preceding the year in which the Default has occurred shall be used and the amount of Percentage Rent shall be pro rated.

                  (c) If this Lease shall be terminated as provided hereinabove, Landlord may re-enter the Demised Premises and remove Tenant, its agents and sub-tenants, together with all or any of its property, by suitable action at law, or by force. Tenant waives any right to the service of any notice of Landlord's intention to re-enter and Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph. Notwithstanding such re-entry or removal, Tenant's liability under the provisions of this Lease shall survive and continue.

                  (d) Landlord shall have the right, but not the obligation, to relet the whole or part of the Demised Premises upon terms which Landlord, in its sole discretion, deems appropriate and Tenant shall be



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responsible for all expenses incurred by Landlord in re-letting or attempting to re-let; provided that Landlord shall use reasonable efforts to mitigate Landlord's damages hereunder; provided further that Tenant shall not be liable for costs and expenses of repair's made necessary by Landlord's re-entry or possession of the Demised Premises.

                  (e) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, and all such right and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default, and no waiver of Default shall be effective unless it is in writing, signed by the Landlord.

         16. Holding Over. In the event Tenant, with the prior written consent of Landlord, continues to remain on the Demised Premises after the expiration of the Term or, as applicable, the Extended Term, then Tenant shall become a tenant by the month at a rental rate of one hundred fifty percent (150%) of the monthly installments of Base Rent then in effect, commencing said monthly tenancy with the first day following the end of the Term or, as applicable, the Extended Term; provided, however, that at any time prior to Landlord's acceptance of Rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may reenter and take possession of the Demised Premises without process or by any legal process in force.

         17. Assignment and Subletting. Tenant shall not, without prior written consent of Landlord, (which consent shall not be unreasonably withheld) mortgage, assign, sublet or otherwise part with possession of the whole or any part of the Demised Premises. A consent by Landlord to one mortgage, assignment or sublease shall not be deemed to be consent to any subsequent proposed mortgage, assignment or sublease. In the event Tenant is an entity, a change in ownership or control of such entity shall constitute an assignment subject to this paragraph.

         18. Successors and Assigns. This Lease shall bind and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

         19. Attorney's Fees. If litigation is commenced by either party hereto against the other in connection with the enforcement of any provision of this Lease, the losing party shall pay all court costs and shall pay to the prevailing party all expenses incurred by the prevailing party in litigation, including reasonable attorney's fees as determined by the court. The amount so allowed as attorney's fees shall be taxed to the losing party as costs of the suit, unless prohibited by law.

         20. Indemnification. Tenant will indemnify Landlord (including its affiliates, agents, employees, officers and directors) against and hold it harmless from and promptly reimburse it for any and all costs, liabilities, losses or expenses and damages, including, without limitation, payments of money (fines, damages, legal fees, court costs, expenses, etc.) by reason of any claim, demand, tax penalty or judicial or administrative investigation or proceeding (even where Landlord's negligence is alleged) arising from or relating to this Lease, including, without limitation, compliance of the Demised Premises or any part thereof with all environmental laws, regulations and ordinances. At the election of Landlord, Tenant will also defend Landlord against same, provided that, in any event, Landlord shall have the right, through counsel of its choice, to control any matter to the extent it could directly or indirectly affect Landlord financially. Tenant will also reimburse Landlord for all expenses reasonably incurred by Landlord to protect itself from, or to remedy, a Default under this Lease.

         21. Personal Property of Tenant. All loss or damage to personal property of Tenant located in or on the Demised Premises shall be at the sole risk of Tenant, unless such loss or damage is caused by the gross negligence of Landlord, and Tenant hereby waives any right of subrogation or recovery it may have against Landlord for all loss or damage except loss or damage caused by Landlord's gross negligence.

         22. Subordination and Attornment. This Lease is subject and subordinate to all deeds to secure debt which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required of any holder of security title in confirmation of such subordination. Notwithstanding the foregoing, Tenant covenants and agrees that it will, upon the written request of the party secured by such deed to secure debt, execute, acknowledge and deliver any instrument that evidences the subordination of this Lease to said deed to secure debt. Tenant further acknowledges and agrees that the party secured by any such deed to secure debt shall have the right to recognize this Lease and, in the event of a foreclosure sale under such deed to secure debt, this Lease may continue in full force and effect at the option of such holder of security title or the purchaser under such



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

sale. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease, and shall attorn to, any person succeeding to the interest of Landlord with respect to the land on which the Demised Premises is contained upon any foreclosure of any deed to secure debt upon such land or upon the execution of any deed in lieu of such foreclosure pursuant to such deed to secure debt.

         23. Estoppel Certificate. Tenant agrees, within seven (7) days after written request by Landlord, to execute, acknowledge and deliver to and in favor of any proposed grantee of security title to land containing the Demised Premises, an estoppel certificate, in the form customarily used by such parties, stating, among other things (i) whether this Lease is in full force and effect,
(ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which rent and other charges have been paid, and (iv) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claims.

         24. Notices. All notices required by this Lease or deemed advisable by either party to the other shall be in writing and be transmitted with proper prepaid postage by Certified U.S. Mail, Return Receipt Requested, and, unless subsequently changed by either party in writing to the other, shall be addressed as follows:

         To Tenant:
                                   Eddie Dworetz
                                   1777 Ellsworth Industrial Boulevard
                                   Atlanta, Georgia  30318

         To Landlord:
                                   Stephen H. Greenspan
                                   c/o K&G Men's Center, Inc.
                                   1225 Chattahoochee Avenue, N.W.
                                   Atlanta, Georgia  30318


         25. Applicable Law. This Lease shall be construed in accordance with the laws of the State of Georgia and the courts of that state have jurisdiction to settle any dispute arising under this Lease.

         26. Entire Agreement. This Lease shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings. This Lease may not be redemised, discharged, administered, changed or modified in a manner except by a written instrument signed by each of the parties hereto.

         27. Waiver. Time and the punctual performance of all of the provisions hereof are of the essence. Waiver by either party of non-performance or any other breach of any provision hereof shall not operate as a waiver of any subsequent non-performance or other breach of the same or any other provision.

         28. Severability. If any provision of this Lease or any portion or provision hereof applicable to any particular situation or circumstances is held invalid, the remainder of this Lease or the remainder of such provision (as the case may be), and the application thereof to other situations or circumstances, shall not be affected thereby.




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

         IN WITNESS WHEREOF, this Lease is executed under seal as of the date and year first above written.



                                        "LANDLORD"

                                        G&R, Inc., a Georgia corporation


                                        By:  /s/ STEPHEN H. GREENSPAN
                                            ------------------------------------
                                        Title:  President
                                                --------------------------------
                                        Witness:  Margery Greenspan
                                                  ------------------------------
                                        Title:
                                                --------------------------------

                                                    (CORPORATE SEAL)




                                        "TENANT"

                                        MALG, Inc., a Georgia corporation


                                        By:
                                             -----------------------------------
                                        Title:
                                                --------------------------------
                                        Attest:
                                                 -------------------------------
                                        Title:
                                                --------------------------------

                                                    (CORPORATE SEAL)



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